Exhibit 4.9
EXECUTION COPY

DEPOSIT AGREEMENT
(Class A)
Dated as of November 24, 2009
between
U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent
and
THE BANK OF NEW YORK MELLON
as Depositary

Deposit Agreement (Class A)
(2009-1 EETC)

Schedule I	Schedule of Deposits

Exhibit A	Form of Notice of Purchase Withdrawal
Exhibit B	Form of Notice of Final Withdrawal
Exhibit C	Form of Notice of Replacement Withdrawal
Exhibit D	Form of Notice of Event of Loss Withdrawal
Deposit Agreement (Class A)
(2009-1 EETC)

i

DEPOSIT AGREEMENT
(Class A)
     This DEPOSIT AGREEMENT (Class A), dated as of November 24, 2009 (as amended, modified or supplemented from time to time, this “Agreement”), is made by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the “Escrow Agent”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as depositary bank (the “Depositary”).
W I T N E S S E T H:
     WHEREAS, Delta Air Lines, Inc. (“Delta”) and U.S. Bank Trust National Association, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the “Pass Through Trustee”), have entered into a Trust Supplement, dated as of November 24, 2009 (the “Trust Supplement”), to the Pass Through Trust Agreement, dated as of November 16, 2000 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Pass Through Trust Agreement”), relating to Delta Air Lines Pass Through Trust 2009-1A pursuant to which the Delta Air Lines Pass Through Trust, Series 2009-1A Certificates referred to therein (the “Certificates”) are being issued (the date of such issuance, the “Issuance Date”);
     WHEREAS, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the “Underwriters” and, together with their respective transferees and assigns as registered owners of the Certificates, the “Investors”) and Delta have entered into an Underwriting Agreement, dated November 18, 2009, pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;
     WHEREAS, Delta, the Pass Through Trustee and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the “Equipment Notes”) issued in respect of aircraft owned by Delta, utilizing a portion of the proceeds from the sale of the Certificates (the “Net Proceeds”);
     WHEREAS, the Escrow Agent, the Underwriters, the Pass Through Trustee and U.S. Bank Trust National Association, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the “Paying Agent”), concurrently herewith are entering into the Escrow and Paying Agent Agreement (Class A), dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Escrow and Paying Agent Agreement”); and
     WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such
Deposit Agreement (Class A)
(2009-1 EETC)

withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.
     NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Acceptance of Depositary; Establishment of Accounts.
     Section 1.1. Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.
     Section 1.2. Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an “Account” and collectively, the “Accounts”), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement. The Depositary shall establish and maintain all Accounts at a branch of The Bank of New York Mellon located in the United States.
     SECTION 2. Deposit Mechanics.
     Section 2.1. Deposits. The Escrow Agent shall direct the Underwriters to deposit with the Depositary on the date of this Agreement (the “Deposit Date”) in Federal (same day) funds by wire transfer to: The Bank of New York Mellon, [___], and the Depositary shall accept from the Underwriters, on behalf of the Escrow Agent, the sum of US$568,796,000. Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing in accordance with this Agreement (together with any deposit made pursuant to Section 2.4 hereof, individually, a “Deposit” and, collectively, the “Deposits”) and (ii) credit each Deposit to the related Account as set forth herein. No amount shall be deposited in any Account other than the related Deposit.
     Section 2.2. Interest. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal (it being understood that the date of withdrawal in the case of any payment by the Depositary of the amount of the Final Withdrawal (as defined below) on the Outside Termination Date (as defined below) shall be deemed to be the date of such payment) at the rate of 7.75% per annum (computed on the basis of a 360-day year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent in arrears on each Interest Payment Date (as defined below), on the date of any Final Withdrawal, on the
Deposit Agreement (Class A)
(2009-1 EETC)

date of any Replacement Withdrawal (as defined below) or on the date of any Event of Loss Withdrawal (as defined below), as applicable, all in accordance with the terms of this Agreement. As used in this Agreement, the term “Interest Payment Date”, with respect to each Deposit that, as of any date of determination, has not been withdrawn pursuant to a Final Withdrawal, a Replacement Withdrawal, or an Event of Loss Withdrawal shall mean each of June 17 and December 17, commencing on June 17, 2010 and ending on the earlier of June 17 and December 17 immediately following the date on which such Deposit is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below); provided that interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal shall be paid on the next Interest Payment Date following the related Purchase Withdrawal, notwithstanding any intervening Final Withdrawal or Event of Loss Withdrawal with respect to any other Deposit and notwithstanding the fact that the relevant Account may have been closed before such Interest Payment Date, but, if any intervening Replacement Withdrawal occurs before such next Interest Payment Date, such accrued interest shall, instead, be paid on the date of such Replacement Withdrawal. All interest paid pursuant to this Agreement shall be non-compounding.
     Section 2.3. Withdrawals.
          (a) Purchase Withdrawal. On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing at least one Business Day’s prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a “Notice of Purchase Withdrawal”), withdraw the entire balance of such Deposit (but not any accrued and unpaid interest thereon) (with respect to any Deposit, such withdrawal, the “Purchase Withdrawal”), except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, which notice has been actually received by the Depositary prior to such actual withdrawal, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following the Purchase Withdrawal of any Deposit, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. As used in this Agreement, “Business Day” shall mean any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Atlanta, Georgia, Boston, Massachusetts or Wilmington, Delaware. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days’ prior written notice to Delta, the Escrow Agent and the Pass Through Trustee, to require seven days’ notice for any withdrawal.
          (b) Final Withdrawal; Replacement Withdrawal; Event of Loss Withdrawal.
               (i) The Escrow Agent may, by providing at least 15 days’ prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a “Notice of Final Withdrawal”), withdraw (x) the entire amount of all of the remaining Deposits together with (y) all accrued and unpaid interest on such Deposits to but excluding the specified date of such withdrawal (such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Final Withdrawal”), on such date as shall be specified in such Notice of Final
Deposit Agreement (Class A)
(2009-1 EETC)

Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before the Outside Termination Date (as defined below) and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on the Outside Termination Date. Following the Final Withdrawal of any Deposit, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. As used in this Agreement, the term “Outside Termination Date” shall mean December 31, 2010.
               (ii) The Escrow Agent may, by providing at least five Business Days’ prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a “Notice of Replacement Withdrawal”), withdraw (x) with respect to all Deposits then held by the Depositary, (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the specified date of such Replacement Withdrawal (as defined below) and (y) with respect to all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, all accrued and unpaid interest on such Deposits to but excluding the date of the applicable Purchase Withdrawal (such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Replacement Withdrawal”), on such date as shall be specified in such Notice of Replacement Withdrawal.
               (iii) On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing at least 15 days’ prior notice of withdrawal to the Depositary in the form of Exhibit D hereto (a “Notice of Event of Loss Withdrawal”), withdraw (x) the entire balance of such Deposit together with (y) all accrued and unpaid interest on such Deposit to but excluding the specified date of such withdrawal (with respect to any Deposit, such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Event of Loss Withdrawal”), on such date as shall be specified in such Notice of Event of Loss Withdrawal. Following such Event of Loss Withdrawal, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days’ prior written notice to Delta, the Escrow Agent and the Pass Through Trustee, to require seven days’ notice for any withdrawal.
          (c) Compliance with Withdrawal Notices. If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Final Withdrawal, Notice of Replacement Withdrawal or Notice of Event of Loss Withdrawal (each, a “Withdrawal Notice”) complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Depositary be required, pursuant to any Withdrawal Notice or otherwise, to make payments hereunder on or in respect of any Deposit in excess of the amount of such Deposit together with accrued interest thereon as provided in this Agreement.
     Section 2.4. Other Accounts. On the date of withdrawal of any Deposit (other than the date of any Final Withdrawal, Replacement Withdrawal or Event of Loss Withdrawal), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall re-deposit with the Depositary any portion thereof not used to acquire Equipment Notes and the Depositary shall
Deposit Agreement (Class A)
(2009-1 EETC)

accept the same for deposit hereunder. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that such Deposit may not be withdrawn prior to the date seven days after the establishment thereof. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days’ prior written notice to Delta, the Escrow Agent and the Pass Through Trustee, to require seven days’ notice for any withdrawal.
     SECTION 3. Termination. This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.
     SECTION 4. Payments. All payments made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the cases of (w) accrued and unpaid interest on the Deposits payable under Section 2.2 hereof, (x) any Final Withdrawal, (y) any Event of Loss Withdrawal or (z) accrued and unpaid interest on all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, which interest is payable pursuant to a Notice of Replacement Withdrawal, directly to the Paying Agent at [___], or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent, (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal, and (iii) the case of any withdrawal of one or more Deposits then held by the Depositary together with accrued and unpaid interest on such Deposits pursuant to a Notice of Replacement Withdrawal, as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. To the extent permitted by applicable law, all payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, “Taxes”). However, if the Depositary shall be required by law (or if the Paying Agent shall have notified the Depositary that, pursuant to Section 2.04 of the Escrow and Paying Agent Agreement, the Paying Agent is required by law) to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make, or cause to be made, such deductions or withholding and (ii) pay, or cause to be paid, the full amount deducted or withheld to the competent taxation authority in accordance with applicable law. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.
Deposit Agreement (Class A)
(2009-1 EETC)

     SECTION 5. Representation and Warranties. The Depositary hereby represents and warrants to Delta, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:
     (a) it is a New York banking corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization;
     (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;
     (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;
     (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;
     (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or of any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and
     (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency (except, in the case of the immediately following clause (i), as set forth in Part II, Item 1 — Legal Proceedings of the Form 10-Q of The Bank of New York Mellon Corporation for the quarterly period ended September 30, 2009 filed with the Securities and Exchange Commission) which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.
Deposit Agreement (Class A)
(2009-1 EETC)

     SECTION 6. Transfer. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (i) in the case of the Escrow Agent, to a successor escrow agent under, and in accordance with, the Escrow and Paying Agent Agreement, and (ii) in the case of the Depositary, to a bank (as defined in the Securities Act of 1933, as amended from time to time, for purposes of Section 3(a)(2) thereof) into which the Depositary shall merge or with which the Depositary shall be consolidated. Any purported assignment in violation of the immediately preceding sentence shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns. The Depositary agrees to cause any bank into which the Depositary shall merge or with which the Depositary shall be consolidated to deliver to the Escrow Agent an agreement containing the express assumption by such successor bank as of the effective date of such merger or consolidation, as applicable, of the due and punctual performance and observance of each covenant and condition of this Agreement unless such assumption shall be effective as a matter of law even in the absence of such agreement.
     SECTION 7. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.
     SECTION 8. Notices. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received. All notices shall be sent to (x) in the case of the Depositary, The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Finance, Mary Miselis, Vice President, Reference: Delta Air Lines 2009-1A EETC (Telephone: (212) 815-4812; Telecopier: (212) 815-5704, or (y) in the case of the Escrow Agent, U.S. Bank National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Reference: Delta Air Lines 2009-1A EETC, Attention: Corporate Trust Services (Telephone: (617) 603-6553; Telecopier: (617) 603-6683), in each case, with a copy to the Pass Through Trustee, U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Reference: Delta Air Lines 2009-1A EETC, Attention: Corporate Trust Services (Telephone: (302) 576-3703; Telecopier: (302) 576-3717) and to Delta, Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia, 30354, Attention: Treasurer, Dept. 856 (Telecopier: (404) 773-7345; with a copy to General Counsel at the same address, but Dept. 971 Telecopier: (404) 715-7882) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.
     SECTION 9. Obligations Unconditional. The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein
Deposit Agreement (Class A)
(2009-1 EETC)

is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.
     SECTION 10. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.
     SECTION 11. Governing Law. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the law of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
     SECTION 12. Submission to Jurisdiction in New York. Each of the parties hereto, to the extent it may do so under applicable law, hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.
     SECTION 13. Waiver of Jury Trial Right. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.
     SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.
     SECTION 15. Rights of Receiptholders. The Depositary acknowledges that, if the Depositary shall fail to pay when due hereunder any interest on the Deposits or to pay when due hereunder any Final Withdrawal, any Replacement Withdrawal or any Event of Loss Withdrawal, each Receiptholder (as defined below) shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder) to claim directly against the Depositary, by making a demand to the Depositary or by bringing suit to enforce any rights the Escrow Agent may have under this Agreement, in respect of amounts that would have been distributed to such Receiptholder pursuant to the Escrow and Paying Agent Agreement, and that any such claim shall not be subject to defenses that the Depositary may have against the Escrow Agent. As used in this Agreement, the term
Deposit Agreement (Class A)
(2009-1 EETC)

“Receiptholder” shall have the meaning assigned to such term in the Escrow and Paying Agent Agreement.
     SECTION 16. Limitation on Damages. In no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent or any of the Receiptholders in connection with this Agreement or the transactions contemplated or any relationships established by this Agreement irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.
[Signature Pages Follow.]
Deposit Agreement (Class A)
(2009-1 EETC)

          IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement (Class A) to be duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent
By	/s/ Alison D. B. Nadeau
	Name:	Alison D. B. Nadeau
	Title:	Vice President

THE BANK OF NEW YORK MELLON, as Depositary
By	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

Signature Page
Deposit Agreement (Class A)
(2009-1 EETC)

SCHEDULE I to
DEPOSIT AGREEMENT
SCHEDULE OF DEPOSITS
CLASS A

Aircraft Type	Reg. No.	Deposit Amount	Account No.	Account Name
737-732	N306DQ	$21,371,000	[_________]	[_________]
737-732	N307DQ	21,376,000	[_________]	[_________]
737-832	N376DA	12,262,000	[_________]	[_________]
737-832	N378DA	12,659,000	[_________]	[_________]
737-832	N380DA	12,685,000	[_________]	[_________]
737-832	N382DA	13,261,000	[_________]	[_________]
737-832	N384DA	13,308,000	[_________]	[_________]
737-832	N386DA	13,325,000	[_________]	[_________]
737-832	N388DA	13,247,000	[_________]	[_________]
737-832	N390DA	13,798,000	[_________]	[_________]
737-832	N392DA	13,477,000	[_________]	[_________]
737-832	N394DA	14,000,000	[_________]	[_________]
757-232	N696DL	10,367,000	[_________]	[_________]
757-232	N698DL	10,649,000	[_________]	[_________]
757-232	N6700	10,820,000	[_________]	[_________]
757-232	N6702	10,764,000	[_________]	[_________]
757-232	N6704Z	11,009,000	[_________]	[_________]
757-232	N6706Q	11,016,000	[_________]	[_________]
757-232	N6708D	11,155,000	[_________]	[_________]
757-232	N6710E	11,301,000	[_________]	[_________]
757-232	N6712B	11,418,000	[_________]	[_________]
767-332ER	N1602	18,740,000	[_________]	[_________]
767-332ER	N1604R	19,136,000	[_________]	[_________]
767-332ER	N16065	19,415,000	[_________]	[_________]
777-232LR	N705DN	79,425,000	[_________]	[_________]
777-232LR	N706DN	79,423,000	[_________]	[_________]
777-232LR	N707DN	79,389,000	[_________]	[_________]
Deposit Agreement (Class A)
(2009-1 EETC)

EXHIBIT A to
DEPOSIT AGREEMENT
FORM OF NOTICE OF PURCHASE WITHDRAWAL
NOTICE OF PURCHASE WITHDRAWAL
The Bank of New York Mellon,
as Depositary
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Finance, Mary Miselis, Vice President
Reference: Delta Air Lines 2009-1A EETC
Telephone: (212) 815-4812
Telecopier: (212) 815-5704
Ladies and Gentlemen:
     Reference is made to the Deposit Agreement (Class A) dated as of November 24, 2009 (the “Deposit Agreement”) between U.S. Bank National Association, as Escrow Agent, and The Bank of New York Mellon, as Depositary (the “Depositary”).
     In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[●], Account No. [●].
     The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [Delta Air Lines, Inc. at [______]] [the Pass Through Trustee at [______]]1 on [______], 20____, upon the telephonic request of a representative of the Pass Through Trustee.

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent
By:
Name:
Title:

Dated: As of [_________ ___, 20___]

[1]	If there are any excess amounts that would need to be re-deposited pursuant to the applicable Funding Notice, the account to be specified here should be that of the Pass Through Trustee. If there are no such excess amounts, the account number to specified here should be that of Delta.
Deposit Agreement (Class A)
(2009-1 EETC)

EXHIBIT B to
DEPOSIT AGREEMENT
FORM OF NOTICE OF FINAL WITHDRAWAL
NOTICE OF FINAL WITHDRAWAL
The Bank of New York Mellon,
as Depositary
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Finance, Mary Miselis, Vice President
Reference: Delta Air Lines 2009-1A EETC
Telephone: (212) 815-4812
Telecopier: (212) 815-5704
Ladies and Gentlemen:
     Reference is made to the Deposit Agreement (Class A) dated as of November 24, 2009 (the “Deposit Agreement”) between U.S. Bank National Association, as Escrow Agent, and The Bank of New York Mellon, as Depositary (the “Depositary”).
     In accordance with Section 2.3(b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of (x) the entire amount of all of the remaining Deposits together with (y) all accrued and unpaid interest on such Deposits to but excluding [_________], 20___.
     The undersigned hereby directs the Depositary to pay the entire amount of such Deposits and accrued and unpaid interest thereon on [______], 20___to the Paying Agent at [_________].

U.S. BANK NATIONAL ASSOCIATON, as Escrow Agent
By:
Name:
Title:

Dated: As of [_________ ___, 20___]
Deposit Agreement (Class A)
(2009-1 EETC)

EXHIBIT C to
DEPOSIT AGREEMENT
FORM OF NOTICE OF REPLACEMENT WITHDRAWAL
NOTICE OF REPLACEMENT WITHDRAWAL
The Bank of New York Mellon,
as Depositary
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Finance, Mary Miselis, Vice President
Reference: Delta Air Lines 2009-1A EETC
Telephone: (212) 815-4812
Telecopier: (212) 815-5704
     Reference is made to the Deposit Agreement (Class A) dated as of November 24, 2009 (the “Deposit Agreement”) between U.S. Bank National Association, as Escrow Agent, and The Bank of New York Mellon, as Depositary (the “Depositary”).
     In accordance with Section 2.3(b)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the following: (x) with respect to all Deposits currently held by the Depositary, (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding [_________], 20___and (y) with respect to all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, all accrued and unpaid interest on such Deposits to but excluding the date of the applicable Purchase Withdrawal.
     The undersigned hereby directs the Depositary to pay on [_________], 20___ (i) the amount requested to be withdrawn pursuant to clause (x) above to [name and account details of the replacement depositary], Reference: Delta Air Lines 2009-1A EETC; and (ii) the amount requested to be withdrawn pursuant to clause (y) above to the Paying Agent at [______].

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent
By:
Name:
Title:

Dated: As of [__________ ___, 20___]
Deposit Agreement (Class A)
(2009-1 EETC)

EXHIBIT D to
DEPOSIT AGREEMENT
FORM OF NOTICE OF EVENT OF LOSS WITHDRAWAL
NOTICE OF EVENT OF LOSS WITHDRAWAL
The Bank of New York Mellon,
as Depositary
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Finance, Mary Miselis, Vice President
Reference: Delta Air Lines 2009-1A EETC
Telephone: (212) 815-4812
Telecopier: (212) 815-5704
     Reference is made to the Deposit Agreement (Class A) dated as of November 24, 2009 (the “Deposit Agreement”) between U.S. Bank National Association, as Escrow Agent, and The Bank of New York Mellon, as Depositary (the “Depositary”).
     In accordance with Section 2.3(b)(iii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_________], Account No. [_________], relating to the aircraft bearing U.S. registration number N[______], together with the payment of all accrued and unpaid interest on such Deposits to but excluding [______], 20___.
     The undersigned hereby directs the Depositary to pay the entire amount of such Deposit and accrued and unpaid interest thereon on [_________], 20___ to the Paying Agent at [______].

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent
By:
Name:
Title:

Dated: As of [_________ ___, 20___]
Deposit Agreement (Class A)
(2009-1 EETC)